Exhibit 10.1

Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

AGREEMENT

BETWEEN

AIRBUS SAS

AND

AIRCOM PACIFIC Inc.

FOR

AERKOMM® K++

Band system certification and installation

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 1/32

This agreement (the “Agreement”), dated November 30, 2018 is made by and between

AIRBUS SAS, a French société par actions simplifiée with a share capital EUR 3,285,789,00 with its registered office at 2, rond-point Emile Dewoitine, 31700 Blagnac, France, registered with the Commercial and Companies Register of Toulouse under number 383 474 814.

(Hereinafter referred to as “Airbus”);

and

Aircom Pacific, Inc., a Californian company created and existing under the laws of California, registered under the number C3715361, with its head office at 44043 Fremont Blvd, Fremont, California 94560, USA (Hereinafter referred to as the “Customer”).

Hereafter, Airbus and the Customer are referred to individually as the “Party” and collectively as the “Parties”.

WHEREAS

(A)	Airbus is an aircraft manufacturer, having acquired knowledge, experience and expertise in the defining, designing, manufacturing, certification, sale and support of Airbus aircraft;

(B)	the Customer, is an aircraft global connectivity solution provider, who supplied a AERKOMM® K++ system (the “System”);

(C)	both Parties acknowledge being skilled in the aeronautical profession;

(D)	the Parties signed a Non-Disclosure Agreement dated on September 28th, 2017 and referenced JS/CT1707107, in connection with the development of the Retrofit Solution, as this term is defined below in (E) (the “NDA”);

(E)	the Customer selected Airbus to develop and to certify as per Airbus Design Organisation Approval (“DOA “) a complete solution allowing to install the System on Airbus single aisle aircraft family to the exclusion of the Airbus A318, and to apply for and obtain a Supplemental Type Certificate (the “STC”), from the relevant Airworthiness Authorities (as defined in below Clause 1), needed to carry out and certify the aircraft’s modification (the “Retrofit Solution”);

(F)	the Customer and Airbus have discussed the embodiment of the Retrofit Solution on the Aircraft as this term is defined in Clause 1 below (the “Embodiment”);

(G)	Airbus is willing to provide the Customer with the Retrofit Solution, the Embodiment and the flight test as further described in Article 4 (all together being the “Services”), to the Customer;

(H)	the Parties signed a memorandum of understanding, referenced SA44CT1800984, dated on March 7th 2018, (the “MOU”), to define, as a basis for negotiating such Agreement, the terms and conditions of supply of the Services by Airbus to the Customer;

(I)	the MOU is a part integral of the Agreement;

(J)	the Parties agree to enter into the Agreement to define the terms and conditions of supply by Airbus to the Customer of the Services;

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 2/32

NOW THEREFORE, in consideration of the above, the Parties agree as follow:

1.	DEFINITIONS AND GLOSSARY

1.1.	Definitions

For the purpose of the Agreement, capitalized terms used herein and not otherwise expressly defined in this Agreement shall have the meaning assigned thereto in the MOU.

“Additional Work”	means any activity which is not part of the Services and subject to an Additional Work Order. The scope and the price of Additional Work shall be mutually agreed between the Parties.

“Additional Work Order”	means the document describing any Additional Work to be performed on the Aircraft, in the form of Appendix D to this Agreement. It shall be signed by the Parties.

“Aircraft”	means the Airbus Single Aisle head of version aircraft belonging to the Aircraft Owner and for which the Customer has received an authorisation to install the Retrofit Solution from the Aircraft Owner. Such Aircraft shall be compliant as per EASA airworthiness requirements.

“Aircraft Owner”	means Operator or Airline or any entity, which maintains title ownership of the Aircraft and of Additional Aircraft.

“Airworthiness Authorities”	means the governmental official authority having the jurisdiction to approve the aircraft design, manufacture and airworthiness.

“BFE”/“Buyer’s Furnished Equipment”	means new and/or used engines or components supplied by the Customer for the execution of the Agreement.

“Business Day(s)”	means a day, other than a Saturday or Sunday, on which business of the kind contemplated by this Agreement is carried on in France or, where used in relation to a payment, which is a day on which banks are open for business in France.

“CAAC”	means Civil Aviation Administration of China.

“Customer’s Input Data”	means the document gathering the data necessary for the performance of the Service in the form of Appendix H.

“EASA”	means European Aviation Safety Agency.

“EASA Part 145”	shall mean annex II of the commission regulation EU N° 1321/2014 and related EASA decision, as amended from time to time.

“FAA”	means the United States Federal Aviation Administration.

“Flight Test”	means a flight with a specific flight profile as agreed by Airbus and the Customer for the purpose of certifying that the Aircraft meets all applicable safety and performance requirements of the Aviation Authority. And subject to the signature by the Parties of a distinct and separate agreement.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 3/32

“ITCM”	means Initial Technical Meeting

“Known Aircraft Configuration”	means the configuration of the Aircraft at delivery by Airbus to the first customer and as modified by the successive owners and/or operators of the Aircraft and/or their respective subcontractors, provided those modifications have been formally notified to Airbus upon their embodiment.

“Location”	means the location where the Embodiment will be performed in Airbus’ and or its subcontractor’s facilities in Europe, which shall be communicated by Airbus to the Customer at least one (1) month before the start of the Embodiment.

1.2.	Glossary

AAP	Additional Attendant Panel
A/C	Aircraft
ACP	Area Call Panel
ADIRS	Air Data Inertial Reference System
ADIRU	Air Data / Inertial Reference Unit
AES	Aircraft Earth Station
AIP	Attendant Indication Panel
APM	Airplane Personality Module
ASA	Above Service Altitude
CAM	Cabin Assignment Module
C/B	Circuit Breaker
CBMU	Circuit Breaker Monitoring Unit
DSI	Discrete Input
DSO	Discrete Output
Eth	Ethernet
FAP	Flight Attendant Panel
FMA	Fuselage Mounted Antenna
GES	Ground Earth Station
GNSS	Global Navigation Satellite System
HBCS	High Bandwidth Connectivity System
HPA	High-Power Amplifier
IF	Intermediate Frequency
IMU	Inertial Measurement Unit
INS	Inertial Navigation System
IO	Input/Output
IRS	Inertial Reference System
IRU	Inertial Reference Unit
KANDU	Ka-band Aircraft Data Network Unit
KRFU	Ka-band Radio Frequency Unit
L/H	Left-hand
LRU	Line Replaceable Unit
MCDU	Multipurpose Control & Display Unit
ModMan	Modem Manager
N/A	Not applicable

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 4/32

OAE	Outside Aircraft Equipments
ORT	Owner Requirements Table
P/B	Push-Button
PF	Power Factor
PODD	Passenger Owned Device Domain
R/H	Right-hand
SB	Service Bulletin
SDCU	Smoke Detection Control Unit
SNMP	Simple Network Management Protocol
STC	Supplemental Type Certificate
SW	Software
TRS	Technical Repercussion Sheet
WAP	Wireless Access Point
WoW	Weight on Wheels

2.	SCOPE

The scope of the Agreement is to define the general understandings of the Parties with regard to the supply by Airbus to the Customer of the Services (as further defined in below Article 4)

3.	PREREQUISITES

The supply of the Services by Airbus to the Customer shall be subject to the prior provision by the Customer of:

●	An insurance certificate compliant with Airbus’ insurance requirements as mentioned in the GTCS;
●	A work order duly signed by a representative of the Customer;
●	A purchase order (the “Purchase Order”) fully compliant with the GTCS requirements.
●	Any necessary Buyer’s Furnished Equipment at least one (1) month before the start of the Embodiment

4.	DESCRIPTION OF THE SERVICES

Airbus undertakes to provide the Customer with the Services including:

4.1.	The Retrofit Solution:

Airbus undertakes to provide the Customer with the Retrofit Solution which includes service bulletin (SB) and the material kits (the “Kits”) (as further described in Appendix A hereto). The Retrofit Solution also includes the update of technical and operating manuals pertaining to the Aircraft and provision of aircraft configuration control.

The Retrofit Solution defined by Airbus is based on the aircraft pre-modification configuration as known to Airbus (first Aircraft delivery configuration and/or modified by the reported incorporation of Airbus SB and/or the relevant engineering order).

Airbus shall not be held liable towards the Customer for any consequence (including but not limited to delays) in relation with any modifications performed by the Customer and /or the Aircraft Owner or any other entity on the Aircraft. Any such deviations or modifications may result in additional costs for which the Customer shall be solely responsible.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 5/32

Certification of the Retrofit Solution:

It is understood between the Parties that:

a.       The approval of the Retrofit Solution by the EASA and by the FAA, will be under Airbus’ responsibility.

b.       The approval of the Retrofit Solution by Airworthiness Authorities, others than the EASA and the FAA, shall remain at all times solely under the Customer’s responsibility. Nevertheless Airbus, undertakes to provide an advisory assistance, upon request of the Customer, for the purpose of requesting the CAAC certification of the Retrofit Solution.

4.2.	The Embodiment:

Airbus undertakes to perform the Embodiment as described in Appendix B hereto.

Airbus has the right to subcontract the Embodiment in whole or in part. In such case, the subcontractor’s work shall be managed and performed under the supervision of Airbus and Airbus shall remain liable for the work performed by any of its subcontractors.

The subcontractor shall be an approved organisation under EASA PART 145 requirements.

The Embodiment service defined by Airbus is based on the Known Aircraft Configuration. Airbus shall not be held liable towards the Customer for any consequence (including but not limited to delays) of any deviations to the Known Aircraft Configuration, as a result of any modifications and/or repairs performed by the Customer, the previous Aircraft owners and/or operators and/or their respective subcontractors on the Aircraft and not formally notified to Airbus upon their embodiment or not compliant with Airbus service bulletins.

Should modifications and/or repairs not be covered by an Airbus service bulletin, the Customer undertakes to provide Airbus with all necessary engineering documents approved by the Competent Airworthiness Authority. The formal approval of said modifications or repairs shall remain at all times under the Customer’s sole responsibility.

Any revision of the Aircraft technical publications shall remain under the responsibility of the Customer and, in no event, shall be deemed to be part of the Work and/or Additional Work.

4.3.	Flight Test

Upon request by the Competent Airworthiness Authority, Airbus shall perform a flight test, if necessary, and limited to one (1). Should a flight test be required, such flight test shall be subject to the signature by the Parties of a separate and distinct agreement and shall be performed over the European Union flying area.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 6/32

5.	DELIVERY OF THE SERVICES

Provided that:

i.	all pre-requisites set forth in clause 3. have been satisfied and,

ii.	the Aircraft is available at the Location at least one (1) Business Day before the start of the Embodiment and,

iii.	Payments of the invoices corresponding to the first instalment (commitment fee) and to the ITCM milestone are made in accordance with the Appendix F “invoicing schedule”;

Airbus shall provide the Services to the Customer as from the validation of the ITCM for a twelve (12) months period.

6.	TERMINATION FOR DEFAULT OF A PARTY

Either Party may terminate this Agreement:

(i)	if the other Party discontinues its business, becomes insolvent or goes into liquidation or files for protection from its creditors under any applicable law relating to bankruptcy or insolvency or if any analogous event in any jurisdiction shall take place;

(ii)	if the other Party fails to perform any one or more of its obligations under this Agreement and does not remedy the situation within sixty (60) days after the receipt of written notice sent by registered mail by the other Party specifying the breach and making reference to the provisions of this Clause of the Agreement.

In such cases, the non-defaulting Party shall, without incurring any liability whatsoever, have the right to terminate the Agreement in whole or in part by giving a thirty (30) days written notice of termination to the other Party to that effect by registered mail, without prejudice to the rights of the Party which terminates the Agreement to claim damages and any other remedies which it may have at law and/or under the Agreement.

7.	COMMERCIAL CONDITIONS

7.1.	General terms

The price here below mentioned is:

-	Expressed in United States Dollars (USD),
-	Economic Conditions 2018,
-	Based on the Known Aircraft Configuration.

7.2.	Prices

The price to be paid by the Customer to Airbus for the Services amounts to **CONFIDENTIAL INFORMATION - REDACTED**1 (the “Price”)

The Price excludes:

-	All expenses for fuel, oil and landing fees in connection with the Embodiment and/or additional work subject to this Agreement, if any, such additional work shall be defined in the additional work order (in Appendix D) and shall be mutually agreed between the Parties.

-	Any pre-modification requirements that shall be subject to a separate agreement.
-	Customs, taxes and fees (except taxes levied on the net income of Airbus) which shall be borne by the Customer, if any.

1 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 7/32

The Price to be paid by the Customer for any additional Airbus Single Aisle aircraft will be subject to a separate agreement.

8.	INVOICING AND PAYMENT TERMS

8.1.	Commitment fee

The non-refundable commitment fee of **CONFIDENTIAL INFORMATION - REDACTED**2 received by Airbus from the Customer (the “Commitment Fee”) in accordance with the terms of the memorandum of understanding referenced SA44CT1800984 and signed between the Parties on March 7th 2018 (the “MOU”) shall constitute an instalment in respect of the Price. This instalment shall be deducted from the first payment milestone as detailed in the invoicing schedule (in Appendix F)

The Customer acknowledges that any delay in the settlement of the Commitment Fee may delay the delivery of the Services at any other dates defined and notified by Airbus to the Customer.

8.2.	Price

The Price shall be invoiced in accordance with the invoicing schedule as detailed in Appendix F here attached.

In case of delay of the Customer in providing the BFE qualification documents, if any, on due date, which cause a delay in the Retrofit Solution, Airbus shall be entitled to invoice ninety percent (90%) of the Service Price at the dates set forth in Appendix H.

Payment shall be made in accordance with the terms and conditions of the Airbus “General Terms and Conditions of Supply” (GTCS) as attached in Appendix G.

Payment shall be made to the account of Airbus with:

Or otherwise directed by Airbus.

9.	CONFIDENTIALITY

This Agreement is considered to be confidential between the Customer and Airbus. The Customer shall not disclose it or part of it to any third party without the prior written consent of Airbus.

This Agreement shall be governed by the NDA (as such term is defined in the “Whereas”).

2 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 8/32

10.	GENERAL TERMS AND CONDITIONS OF SUPPLY

The supply of the Services is subject to Airbus General Terms and Conditions of Supply (the “GTCS”), , except that, to the extent that any provision of the GTCS conflicts with any term of this Agreement, this Agreement shall prevail.

The Customer acknowledges having read and understandood the GTCS.

11.	ENTRY INTO FORCE

The Agreement shall enter into force cumulatively, i) upon the last signature of the Agreement, by duly authorised representatives of each Party and ii) upon receipt by Airbus of the Purchase Order.

12.	ORDER OF PRECEDENCE

In the event of any conflict between the following documents, the order of precedence between them shall be:

●	The Purchase Order
●	The Agreement;
●	The GTCS;
●	Other documents mentioned under this Agreement.

13.	COUNTERPARTS

This Agreement may be executed by the parties hereto in in two (2) separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 9/32

IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be executed by their duly authorized signatories as of the date first above written:

For Aircom Pacific, Inc.	For AIRBUS S.A.S.

Name:	Name:

Title:	Title:

Signature:	Signature:

For AIRBUS S.A.S.

Name:

Title:

Signature:

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 10/32

APPENDIX A

GENERAL DESCRIPTION OF THE RETROFIT SOLUTION

1	AIRCRAFT INVOLVED

Aircraft MSN: To be identified before the ITCM validation.

2.	RETROFIT SOLUTION DESCRIPTION

Airbus will develop a complete solution allowing to install the System on the Aircraft and to apply for and obtain a Supplemental Type Certificate (the “STC”), from the relevant Airworthiness Authorities (the EASA and the FAA) needed to carry out and certify the System installation on Airbus Single Aisle Aircraft family to the exclusion of the Airbus A318 aircraft.

The Parties agree that the System compatibility with the Aircraft type certificate requirements, explicitly including OAE mass, shall be solely determined by Airbus.

In the event that Airbus identifies one or several incompatibilities between the System and the Aircraft type certificate requirements:

●	all work resulting from the non-compliance of the FMA’s interface loads leading to structural reinforcements shall be treated as Additional Work and such non-compliance shall result in a revision of the various time frames mentioned below;

●	The Customer shall be responsible for the architecture and performance, as defined in the appropriate product specifications of the System;

●	the Services shall be provided using Airbus standard electrical wiring approved for use on the Single Aisle Aircraft;

●	the following LRU shall be provided by The Customer to AIRBUS at no cost: KANDU, KRFU, MODMAN, FMA, router and associated WAP, APM, WIFI antenna, GPS antenna;

●	any additional Customer’s LRU qualifications tests or bird strike tests required by Airbus or by the relevant Airworthiness Authorities is excluded from the Services and shall be performed under the Customer responsibility;

The Customer fully understands and acknowledges that the supply of the Service by Airbus to the Customer is subject to the prior receipt by Airbus of the Customer’s Input Data, as detailed in Appendix H. Additional or deleted tasks to be performed by Airbus will be confirmed between the Parties during and no later than the ITCM and will be documented in the work sharing document included hereafter in Appendix H “Customer’s Input Data follow-up”.

Should the Customer fail to comply with these obligations, Airbus shall have no liability whatsoever for the related non-performance and/or improper performance and/or delayed performance of the Services. Furthermore, should such late or imperfect delivery of the Customer’s Input Data result in additional costs for Airbus, such additional costs shall be borne by the Customer.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 11/32

i. SB

SB	Title
53-XXXX	Structural provision ARINC 791
44-XXXX	System provision for AERKOMM® K++
44-XXXX	Radome and adapter plate installation
44-XXXX	Equipment installation and activation
XX-XXXX	STC

ii. SFE and/or the Kits

The kits shall be provided by Airbus in the quantities as per SB requirements and shall include the following:

●	Structural parts, brackets, mounts, racks, clamps,
●	Wire harnesses (including coax cable) with associated connectors, breakers, as required,
●	All power supplies components,
●	Routing and clamping hardware as required,
●	Placards as required.

iii. BFE

The BFE shall be provided by the Customer and shall include the following:

●	Radome with associated adapter plate and skirt
●	Antenna
●	KANDU
●	KRFU
●	Modman
●	APM
●	Wiring Interface
●	Router
●	WAP
●	Wifi antenna

3       PRE-MODIFICATION CONFIGURATION

The Retrofit Solution is based the Known Aircraft Configuration below detailed.

4       PREREQUISITE

**CONFIDENTIAL INFORMATION – REDACTED**3

3 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 12/32

APPENDIX B

DESCRIPTION OF THE EMBODIMENT SERVICE

The following technical description provides guideline for AERKOMM® K++ Band installation on an Airbus A319. Such description shall not be considered as a SB and may be subject to modification according to aircraft configuration.

1.	DESCRIPTION

**CONFIDENTIAL INFORMATION - REDACTED**4

1.1.	Structural System provision

Airbus shall install the infrastructure for the system-/equipment installation in the SA cabin as per below scope.

**CONFIDENTIAL INFORMATION – REDACTED**4

1.2.	KANDU (Ka-band Aircraft Networking Data Unit)

The KANDU provides power to the satellite antenna and uses aircraft navigation data to control its movement.

**CONFIDENTIAL INFORMATION – REDACTED**4

Only environmental cooling is needed for the KANDU. A clearance of 2” over it shall be allowed for it.

The KANDU is required to be flames and smoke self-containing, thus no extra smoke detection device is needed for it.

**CONFIDENTIAL INFORMATION – REDACTED**4

KANDU (Picture for reference)                                   Fig 2 (Picture for reference)

1.3.	ModMan (Modem Manager)

The MODMAN is the device used to host the modem, which converts the satellite data stream.

**CONFIDENTIAL INFORMATION – REDACTED**4

Only environmental cooling is needed for the MODMAN, A clearance of 2” over it shall be allowed for it.

The MODMAN is required to be flames and smoke self-containing, thus no extra smoke detection device is needed for it.

**CONFIDENTIAL INFORMATION – REDACTED**4

Picture for reference

4 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 13/32

1.4.	KRFU

The KRFU converts frequencies from the modem to prepare for transmission to the satellite

**CONFIDENTIAL INFORMATION – REDACTED**5

Only environmental cooling is needed for the MODMAN, A clearance of 2” over it shall be allowed for it.

**CONFIDENTIAL INFORMATION – REDACTED**5

Picture for reference

1.5.	Antenna and Radome

The Ka antenna which consists of two large aperture phased-array antennas, transmits data to and from the aircraft

**CONFIDENTIAL INFORMATION – REDACTED**5

This modification describes the installation of external provisions as well adapter plate with Radom for a KA-Band antenna.

**CONFIDENTIAL INFORMATION – REDACTED**5

1.6.	Power

The electrical power for the KANDU, ModMan and KRFU obtain power from 2000VU.

1.7.	Ditching switch

This discrete is used to automatically inhibit transmissions during de-icing flight phase. At this phase flight crew is requested to close all outside air inlets for the cabin to prevent deicing fluid ingestion in the air system. This is done using the ditching switch. After deicing the switch is returned to normal operative position by the flight crew.

5 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 14/32

The discrete signal is collected from the corresponding switch in ICP (see figure below) via two relays at 103VU (see interconnection diagram) and is routed to the “Tx Control” discrete input port at the KANDU.

1.8.	Weight on Wheels (WoW)

The ModMan is linked to Landing Gear through the LGCIU2.

1.9.	IRS data

A direct link to an ADIRU provides the Ka with the IRS data needed to steer the antenna in order to aim the satellite for any A/C geographical position and flying attitude. This data come from ADIRU3 via an ARINC 429 bus. The selected route (2M) is the IR bus 4 of ADIRU 3.

2.	Ka BAND AND EQUIPMENT INSTALLATION

●	** CONFIDENTIAL INFORMATION - REDACTD**[6]

2.1.	Scope of the modification

The Scope of Change is built for answering the Customer’s request for an implementation of a high band width connectivity suite using AERKOMM® K++ Aircompac architecture (Ka band) as follow:

●	Install the future high broadband connectivity/entertainment system from Aircompax using a KA band satellite constellation.
●	Install a complete cabin wireless connection system using WiFi protocol.

The modification leads to:

●	Install structural provision Arinc791
●	Install structural fittings and equipment base plate,
●	Install Fuselage Mount Antenna (FMA - **CONFIDENTIAL INFORMATION - REDACTED**6),
●	Install the skirt and the radome,
●	Install electrical provisions from external LRU to the fuselage feedthrough,
●	Intall electrical and mechanical provisions,

6 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 15/32

●	Install a KRFU (**CONFIDENTIAL INFORMATION - REDACTED**[7]),
●	Install an KANDU (**CONFIDENTIAL INFORMATION - REDACTED**7),
●	Install a MODMAN (**CONFIDENTIAL INFORMATION - REDACTED**7),
●	Install a Server / Router (**CONFIDENTIAL INFORMATION - REDACTED**7)
●	Install two Wireless Access Points 802.11 a/b/g/n/ac (cWAP) equipped with inside antennas,
●	Install a On/Off switch and a reset pushbutton.

A cabin router from **CONFIDENTIAL INFORMATION - REDACTED**7

2.2.	Installation Kit

The kit(s) supplied by Airbus shall include the following:

**CONFIDENTIAL INFORMATION – REDACTED**7

Certification

All parts & equipment will be covered by appropriate certificates (EASA Form1), except for equipment delivered with FAA 8130-3Form.

2.3.	EMI Tests

The Ka Satcom System tests (including functional tests, EMI and T-Ped) shall be performed by Airbus.

3.	ADDITIONAL WORK

Any required activity which is not part of the Embodiment service shall be subject to an Additional Work Order as per Appendix D hereto (the “Additional Work Order”). The scope and the price of Additional Work shall be mutually agreed between the Parties.

The Additional Work shall be performed by Airbus and/or its subcontractors in accordance with EASA Part 145 regulation.

The Supplementary Type Certificate (the “STC”) may be required to be validated by the Airworthiness Authorities of the country of registration chosen by the Customer other than the EASA or FAA. In such case, Part 145 organization in charge of the Work will perform the task, but additional work (if any is identified jointly by the Part 145 organization and Airbus) required for this STC validation shall be covered by the Customer via Additional Work.

In the event an acceptance and/or ferry flight requiring an Airbus crew is needed, such flights shall not be considered as Additional Work and shall be subject to the signature of a specific and distinct agreement by the Parties.

7 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 16/32

4.	CUSTOMER’S OBLIGATIONS

4.1.	The Customer shall be responsible for obtaining the approval of the Aircraft Owner for the performance of the Embodiment and/or the Additional Work, and shall indemnify and keep Airbus harmless from all consequences of any non-approval by the Aircraft Owner of the Embodiment and/or Additional Work.

4.2.	The Customer shall carry out any custom clearance activity related to the Embodiment and/or Additional Work and Airbus shall not be held liable for any delay in the performance of the Embodiment and/or Additional Work related to said custom clearance activity.

4.3.	In the event tools and/or tooling are sent by Airbus and/or its subcontractors to the Location and upon completion of the Embodiment and/or Additional Work, the Customer shall obtain the customs clearance of said tools and/or tooling within seven (7) days after Airbus has packed such tools and/or tooling.

4.4.	The Customer shall inform Airbus that such tools and/or tooling are available for return shipment to a location specified by Airbus, as soon as the customs have been cleared by the Customer and the Customer shall organise such shipment.

4.5.	Should the Customer fail to comply with the obligations mentioned in Clause 4.2. and 4.3. above in due time, Airbus reserves the right to charge the Customer for any related costs and expenses incurred by Airbus in relation with said relevant non-compliance.

4.6.	The Customer shall provide to Airbus and/or its subcontractors as the case may be, the following:

●	all up to date documentation relating to the Aircraft, which is necessary for the performance of the Service (such as, but not limited to configuration and maintenance history);

●	any equipment, upon Airbus’ request, which might be necessary to replace defective units and/or be required for the Aircraft and, if any equipment has been removed by the Customer for maintenance, repair or overhaul, return such equipment to enable the functional testing, if any.

●	any such equipment provided and/or returned by the Customer shall be serviceable and accompanied by an authorized release certificate;

●	any necessary equipment which are not to be supplied by Airbus (serviceable, accompanied by an authorized release certificate). Such equipment must be delivered on dock at the Location no later than five (5) business days before the start of the Embodiment service.

4.7.	The Customer shall remain responsible for all flights management in terms of territory overflight clearances, flight permits and pilots. This responsibility concerns the flights to and from the place where the Service is scheduled, and any ferry and/or acceptance flight needed after completion of the Service.

4.8.	The Customer shall comply with any applicable regulations at the Location site including but not limited to health, safety, security, and environment and internal regulations as specified in Airbus prevention plan communicated by Airbus in due time. Should the Customer fail to comply with said regulations, the provisions of Clause 5 hereto shall apply.

5.	RIGHT TO STOP THE EMBODIMENT SERVICE

5.1.	Airbus shall not be required to commence or continue the Embodiment and/or the Additional Work at the Location during any period, and Airbus reserves the right at its sole discretion (i) to recall its personnel on site and re-export all its material and tools or (ii) to suspend the performance of its obligations under this Agreement or (iii) to terminate this Agreement, without incurring any liability whatsoever in respect of such termination or suspension when :

●	there is a labor dispute or stoppage in progress or work stoppage, and/or

●	there exists in Airbus view war or warlike or terrorist operations, riot or insurrection in the country of the Location or any other situation which possibly poses a threat of injury or death to Airbus personnel, or which endangers the health of such personnel, and/or
●	there exists in Airbus view a potential risks for the Airbus personnel assigned to the performance of the Embodiment and/or Additional Work in respect of the health, safety, security, and environment requirements.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 17/32

5.2.	In case the Agreement is suspended, the Parties shall agree on the date and conditions under which the performance of the Agreement shall be resumed and Airbus reserves the right to invoice the Embodiment and/or Additional Work performed until said suspension.

5.3.	In case the Agreement is terminated, Airbus’ obligations shall then be limited to the Embodiment and Additional Work completed up to the date of said termination. The Customer’s obligations shall be limited to the payment of the Embodiment and Additional Work completed or in progress at the date of such termination.

5.4.	In case Airbus and/or its subcontractor(s) is/are not able to perform the Embodiment and/or Additional Work due to causes exterior to Airbus and/or its subcontractor(s) or to circumstances attributable to the Customer, the Customer shall keep Airbus informed as soon as possible of and agree with Airbus on the date as from which Airbus or its subcontractor(s), will be able to resume the performance of the Embodiment and/or Additional Work.

5.5.	The Customer shall indemnify and keep Airbus harmless from any and all consequences of the non-performance incurred by Airbus and Airbus reserves the right to invoice the corresponding costs and expenses, in accordance with the Article 8 of the Agreement.

6.	TITLE AND RISK OF LOSS

6.1.	Title to and risk of loss of the Head of Version Aircraft and all parts, materials and equipment removed from the Head of Version Aircraft and all parts, materials, equipment, tools and tooling provided by the Customer shall remain with the Customer.

6.2.	Title to all parts, materials and equipment furnished by Airbus shall remain with Airbus except that, upon payment to Airbus, title to those parts, materials and equipment actually used for the Embodiment and/or Additional Work shall pass to the Customer.

6.3.	Risk of loss of all parts, materials and equipment furnished by Airbus to be used in the Work and/or Additional Work shall remain with Airbus until installation on the Aircraft.

6.4.	Title to and risk of loss of all tools and tooling provided by Airbus shall remain with Airbus at all times.

7.	REPORTS AND CERTIFICATES

The continuing airworthiness of the Head of Version Aircraft shall be under the Aircraft Owner’s sole responsibility in compliance with the regulations applicable to the Aircraft Owner’s Competent Airworthiness Authority.

7.1.	Incoming Inspection Report

Airbus and the Customer shall sign, before the start of the Embodiment service, an Incoming Inspection Report evidencing the inspection performed on the Head of Version Aircraft.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 18/32

7.2.	Certificate of Release to Service

To evidence the completion of the Embodiment and Additional Work, if any, Airbus or its subcontractors as the case may be, will hand over a signed aircraft Certificate of Release to Service for the Embodiment and Additional Work, if any, performed by Airbus or its subcontractors on the Head of Version Aircraft.

7.3.	Certificate of Performance of Maintenance Work

In the event of the Customer not having fulfilled the obligations to provide and/or return equipment, components, accessories and parts maintained, repaired, inspected or overhauled by the Customer with an authorized release certificate (FAA 8130-3 or EASA Form 1 or TCA 24-0078), Airbus or its subcontractors will hand over a signed Certificate of Performance of Maintenance Work.

Airbus or its subcontractors shall have the right not to deliver any of the above certificates should the Customer not have complied with any airworthiness rules applicable to the performance of this Agreement and/or to the Head of Version Aircraft.

7.4.	Certificate of Acceptance

To evidence the acceptance of the Embodiment by the Customer, Airbus and the Customer shall sign a “Certificate of Acceptance” in conjunction with the handover of the above mentioned certificates.

The certificate shall be in the form attached in Appendix C.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 19/32

APPENDIX C

“CERTIFICATE OF ACCEPTANCE”

Embodiment on Head of Version Aircraft _____, MSN _____, has been accomplished by Airbus in accordance with the on aircraft technical services Agreement, Ref ________, between the Customer and Airbus.

Such Embodiment is hereby accepted by the Customer on this day of _____________________, together with the original copy of the working party report reflecting such Embodiment.

For and on behalf of	For and on behalf of

For AIRCOM PACIFIC, Inc Name: Title: Signature: Date:	For AIRBUS S.A.S. Name: Title: Signature: Date:

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 20/32

APPENDIX D

“ADDITIONAL WORK ORDER” (TEMPLATE)

AIRBUS

Additional Work Order

Aircraft ID :	Date :
Registration :	Customer:

Ref# :
Area :
Description
Customer request   **Work description**

Costs and Impacts		
Man hours :		M/h
Parts (direct cost) :		USD
Redelivery impact :	+ 0	Calendar days

Customer Acceptance	ACJ Approval
Date : ____________________	Date : ____________________
Name : ____________________	Name : ____________________
Signature :	Signature :

Additional work standard template v.01

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 21/32

APPENDIX E

DELIVERY SCHEDULE

The delivery schedule for the Services is as follows:

The timeframe for completion and testing of the Retrofit Solution shall be the following:

**CONFIDENTIAL INFORMATION - REDACTED**8

The Customer and Airbus shall agree on the Delivery Date of the Single Aisle Aircraft Head of Version,

**CONFIDENTIAL INFORMATION – REDACTED**8

Commencing on the Delivery Date, Airbus shall perform the Embodiment on the Single Aisle Aircraft Head of Version in accordance with all the requirements of this Agreement

**CONFIDENTIAL INFORMATION – REDACTED**8

The Redelivery Date may be postponed pursuant to an Excusable Delay as per Clause 14 of the GTCS.

8 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 22/32

APPENDIX F

INVOICING SCHEDULE

1       Commitment Fee paid in accordance with the terms of the memorandum of understanding referenced SA44CT1800984 and signed between the Parties on March 7th 2018 (the “MOU”) (amounting to **CONFIDENTIAL INFORMATION - REDACTED**9

**CONFIDENTIAL INFORMATION - REDACTED**9

2       Invoicing schedule

Notwithstanding the Commitment Fee the Services will be invoiced as follows:

**CONFIDENTIAL INFORMATION - REDACTED**9

Above prices are Economic Conditions 2018.

APPENDIX G

Airbus’ General Terms and Conditions of Supply

FOR AIRBUS PRODUCTS AND SERVICES

1.	PURPOSE

The general terms and conditions of supply contained herein (the “Terms”) shall govern any and all quotations, proposals, sales and leases made by Airbus SAS (the “Seller”) and orders placed by a customer (the “Customer”) concerning the products and/or services directly or indirectly supplied by the Seller, including but not limited to on-site support representative, training services, spares parts and tools, supplier’s equipment, ground support equipment, software, technical data and documentation, engineering services, modification kits and technical assistance (individually or collectively the “Products and Services”). The Customer and the Seller are referred to individually as a “Party” and collectively as the “Parties”.

The Terms are published in the Seller’s Customer Services e-Catalogue (the “CSC”) and available on Seller’s customer portal AirbusWorld.

For the purpose of the Terms, the term “Affiliates” shall mean, with respect to the Seller, any other person or entity directly or indirectly controlling or controlled by or under common control with the Seller.

2	ORDERS - ORDER ACCEPTANCE – ORDER MODIFICATION

2.1	Orders and Order acceptance

The provisions of the Terms shall apply to any and all purchase orders and amendments thereto, placed by the Customer to the Seller in relation with the Products and Services, and for which there is no reference to a specific agreement entered into by the Parties (the “Order”). The Customer’s standard terms and conditions of purchase or any similar terms and conditions are expressly excluded under these Terms, notwithstanding any provision to the contrary in such Customer’s standard terms and conditions of purchase.

9 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 23/32

The provision of Products and Services by the Seller shall be subject to the fulfilment of the ordering and payment processes set forth in these Terms. The obligations to buy for the Customer and to sell for the Seller the Products and Services mentioned in the Order shall become binding upon the Parties and therefore become a “Binding Order” only upon the issuance by the Seller of an Order acceptance in written form.

Any Order for Products and Services must be sent by the Customer to the address provided by the Seller either in the relevant Seller’s catalogue or by any other means. If appropriate, Orders shall be placed in accordance with the relevant ATA specifications and will be administered in accordance with ATA specifications in force as of the date of performance of said Order. Orders placed by the Customer shall include all appropriate information including but not limited to the description and quantity of the Products and Services ordered, the Order number, the delivery schedule and the Seller’s price, as available. Orders for Products and Services shall be placed in writing (whether by letter, telefax, or email) or electronically through the CSC as applicable. The Seller will convert all Orders for spare parts to the concept of single item orders in accordance with ATA SPEC 2000 Chapter 3.

For Products and Services subject to yearly subscription, such as but not limited to technical data and software, the Customer shall place an Order to initiate the subscription. Once it becomes a Binding Order, the subscription remains in force until either Party notifies the other of its decision to terminate such Binding Order in writing by October 31st of the then current year at the latest, for a termination effective as from the 31st of December of the current calendar year.

2.2	Order modification

Any change to the Products and Services induced by the Seller after receipt of an Order shall be notified for approval to the Customer and shall become binding upon both Parties if no written objection is raised within eight (8) working days from the date of such notification by the Seller. If the Customer issues a written objection within the relevant period, the Parties shall negotiate in good faith to reach a mutual agreement. If an agreement is not reached within thirty (30) days of the issuance of an objection, the Order shall be deemed cancelled without further formalities, provided that if the Seller specifically manufactured or purchased part or all the Products or started performing the Services, the Customer shall accept such Products and Services and/or part thereof and pay relevant prices as reasonably determined by the Seller and which shall not exceed the prices of the Binding Order as determined pursuant to Section 5 “Prices” hereunder.

Any cancellation, modification and/or reduction in the terms and conditions of a Binding Order by the Customer is subject to the prior written approval of the Seller. Cancellation, modification or reduction of the Binding Order by the Customer may result in additional charges to the Customer and the Seller reserves its rights to retain any advance payment made by the Customer.

3	DELIVERY

All sales of Products, except technical data, are made FCA – the place specified by the Seller, as this term is defined in the Incoterms 2010 publication issued by the International Chamber of Commerce (the “FCA - Incoterm”).

Sales of technical data are made DAP – the place specified by the Customer as this term is defined in the Incoterms 2010 publication issued by the International Chamber of Commerce (the “DAP - Incoterm”).

If appropriate, the Products will be packed in accordance with the relevant specifications including, in particular, ATA specification 300. For technical data, software documentation and their respective revisions, packing and shipment shall be carried out by the adequate transportation method reasonably appropriate in the Seller’s opinion, including in an electronic format. In the event technical data, software, documentation and their respective revisions are provided online, they shall be considered delivered once the Seller’s notice of availability is electronically sent to the Customer.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 24/32

Claims against the Seller for shortages or apparent defects must be received by the Seller in written form within thirty (30) days of the delivery of the Products and Services to the Customer. After this period and even in the absence of a formal acceptance document, the Products and Services shall be deemed definitively accepted by the Customer.

EXPEDITE service is proposed by the Seller to the Customer, to expedite Products twenty-four (24) hours a day all year, when the Customer qualifies relevant orders as A.O.G (aircraft on ground), CRITICAL (imminent A.O.G or workstoppage) or EXPEDITE (less than published or quoted lead time), pursuant to and in the circumstances described in the “World Airline Suppliers’ Guide”, in the version published as of the date of the Order by Air Transport Association of America. The Seller reserves the rights to verify the accuracy of the A.O.G or CRITICAL or EXPEDITE qualification made by the Customer and to apply additional fees in case of inappropriate qualification of the Order, to cover corresponding costs for the Seller.

The Seller reserves the rights to charge additional fees in case the Customer has not nominated a forwarder as of the date of the Order.

The Seller will use commercially reasonable efforts to comply with the agreed delivery schedule.

HOWEVER, DELIVERY DATES ARE APPROXIMATE AND THE SELLER SHALL NOT BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHICH MAY RESULT DIRECTLY OR INDIRECTLY FROM ANY DELAY IN THE DELIVERY OF PRODUCTS AND SERVICES.

The Seller shall be entitled to make partial deliveries and/or partial performance.

4	TITLE AND RISK OF LOSS

With respect to sales of Product(s), title to the Product(s) delivered to the Customer shall remain with the Seller until full payment of the entire price of the Product(s) including principal and interest, and penalties, if any, has been received by the Seller.

Notwithstanding the above, the Customer will bear all risk of loss of the Products in accordance with the Incoterm specified in Section 3.

5	PRICES

Prices for the Products and Services are available in the relevant Seller’s catalogue or provided upon the Customer’s request to the Seller.

All prices are net and FCA or DAP, as applicable pursuant to Section 3 above. All prices are exclusive of any taxes or duties that may be levied in connection with the performance of any Binding Order, and that shall be paid by the Customer.

Except in case of error or omission by the Seller in the price preparation or in case of a material adverse evolution of any manufacturing costs, prices will remain firm during the applicable calendar year.

Unless otherwise notified by the Seller, any quotation issued by the Seller constitutes a firm and valid offer for ninety (90) days from the date of the quotation, except for requests received within the last ninety (90) days of a calendar year, in which case the Seller’s quotations are valid until the end of such calendar year, unless otherwise stated in the quotation.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 25/32

The Seller reserves the right to charge the Customer for studies, documents or drawings executed in response to a particular Customer’s request for quotation, at a price covering at least the Seller’s costs.

Invoices for Products and Services shall be at the price indicated in the Binding Order. Nevertheless, the Seller shall invoice Products and Services subject to yearly subscription at the price indicated in the CSC valid at the date of the invoice or in the relevant quotation or other contractual document as applicable.

The Seller shall invoice Products and Services subject to successive deliveries over more than one (1) year taking into account the yearly escalation formula provided upon request or included into the corresponding quotation. Such escalation shall apply to the remaining price to be paid regardless of any down-payment which may have been requested in accordance with Section 6 of the Terms.

6	TERMS OF PAYMENT

**CONFIDENTIAL INFORMATION – REDACTED**10

7	WARRANTY, REMEDY AND LIMITATION OF LIABILITY

Subject to the limitations and conditions hereinafter provided, the Seller warrants to the Customer that the Seller’s parts manufactured by the Seller and bearing a Seller’s part number (the “Seller Parts”) will at the date of delivery be free (i) from defects in material and (ii) from defects in workmanship, including but not limited to processes of manufacture.

The warranty described above will be limited to those defects, which become apparent upon delivery of the Seller Parts to the Customer (a) within thirty six (36) months for new Seller Parts and (b) within twelve (12) months for used Seller Parts.

IN THE EVENT OF A FAILURE FALLING WITHIN THE SCOPE OF THE WARRANTY DESCRIBED IN THE PARAGRAPH ABOVE, THE SELLER’S SOLE AND EXCLUSIVE LIABILITY SHALL BE AT ITS OPTION TO REPAIR OR REPLACE THE DEFECTIVE SELLER PARTS OR CREDIT THE CUSTOMER’S ACCOUNT FOR ANY SUCH SELLER PARTS, PROVIDED THAT (A) THE SELLER IS NOTIFIED IN WRITING WITHIN SIXTY (60) DAYS OF DISCOVERY BY THE CUSTOMER OF SUCH FAILURE; AND (B) SUCH SELLER PARTS ARE RETURNED TO THE SELLER CIP – AS THIS TERM IS DEFINED IN INCOTERMS 2010 PUBLICATION ISSUED BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “CIP-INCOTERM”) - SELLER’S SPARES SUPPORT AND SERVICES, P.O. BOX 630262, D-22312 HAMBURG, GERMANY OR ANY OTHER PLACE AS INDICATED BY THE SELLER ; AND (C) THE SELLER’S EXAMINATION OF SUCH SELLER PARTS SHALL DISCLOSE TO THE SELLER’S SATISFACTION THAT SUCH ALLEGED FAILURE ACTUALLY EXISTS AND IS NOT CAUSED BY ACCIDENT, MISUSE, NEGLECT, ALTERATION, IMPROPER INSTALLATION, REPAIR OR TESTING.

If the Seller has obtained a supplier warranty, in its capacity as buyer of all or part of the Products and Services which are sold to the Customer, the Seller shall transfer to the Customer any remaining portion of such warranty, provided such warranty is transferable.

SHOULD ANY TECHNICAL DATA PROVIDED BY THE SELLER CONTAIN ANY NON CONFORMITY OR DEFECT, THE SOLE AND EXCLUSIVE LIABILITY OF THE SELLER SHALL BE TO TAKE ALL REASONABLE AND PROPER STEPS TO, AT ITS OPTION, CORRECT OR REPLACE SUCH TECHNICAL DATA.

10 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 26/32

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS “SELLER” IS DEFINED BELOW FOR THE PURPOSES OF THIS SECTION) AND REMEDIES OF THE CUSTOMER SET FORTH IN THESE TERMS ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE CUSTOMER AGAINST THE SELLER, EXPRESS OR IMPLIED HOWSOEVER, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY SELLER PARTS, PRODUCTS AND SERVICES DELIVERED UNDER THESE TERMS INCLUDING BUT NOT LIMITED TO : (A) ANY WARRANTY AGAINST HIDDEN DEFECTS (GARANTIE DES VICES CACHES) ; (B) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS ; (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE ; (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER CONTRACTUAL OR DELICTUAL AND WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED ; AND (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY SELLER PARTS, PRODUCTS AND/OR SERVICES. THE SELLER SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SELLER PARTS, PRODUCTS AND/OR SERVICES DELIVERED UNDER THESE TERMS.

FOR THE PURPOSES OF SECTIONS 7, 8 AND 9, “THE SELLER” SHALL INCLUDE THE SELLER, ANY OF ITS SUPPLIERS AND SUBCONTRACTORS, ITS AFFILIATES, AND ANY OF THEIR RESPECTIVE INSURERS.

IN NO EVENT SHALL THE SELLER BE LIABLE FOR INFRINGEMENT OF PATENTS OR ANY INDUSTRIAL OR INTELLECTUAL OR OTHER SIMILAR PROPRIETARY RIGHTS UNDER THESE TERMS.

8	INDEMNIFICATION

Indemnities Relating to Ground Training

“Ground Training” means all training courses performed in classrooms, full flight simulator sessions, field trips and any other Products and Services provided to the Customer on the ground, which are not Training Services on Aircraft.

The Seller shall, except in the case of wilful misconduct and/or gross negligence of the Customer, its directors, officers, agents, subcontractors and employees, be solely liable for and shall indemnify and hold harmless the Customer, its directors, officers, agents and employees from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) in respect of loss of or damage to the Seller’s property and/or injury to, or death of, the directors, officers, agents or employees of the Seller and/or from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for any loss or damage caused by the Seller to third parties, arising out of, caused by or in any way connected with any Ground Training.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall indemnify and hold harmless the Seller from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of loss of or damage to the Customer’s property and/or injury to or death of the directors, officers, agents or employees of the Customer and/or from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for any loss or damage caused by the Customer to third parties arising out of, caused by or in any way connected with any Ground Training.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 27/32

Indemnities Relating to Training Services on Aircraft

“Training Services on Aircraft” means all training courses, flight training, line training, flight assistance, line assistance, maintenance training or training support in connection with any aircraft and provided to the Customer.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall indemnify and hold harmless the Seller from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees), for injury to or death of any person (including any of the Customer’s directors, officers, agents and employees utilising such Training Services on Aircraft, but not directors, officers, agents and employees of the Seller) and/or for loss of or damage to any property (including the aircraft in connection with which the Training Services on Aircraft are performed) and/or for loss of use thereof, howsoever arising out of, caused by or in any way connected with any Training Services on Aircraft.

The above indemnity shall not apply with respect to the Seller’s legal liability towards any person other than the Customer, its directors, officers, agents or employees arising out of an accident caused solely by a product defect in the aircraft delivered to and accepted by the Customer.

Indemnities Relating to Seller Representatives Services

“Seller Representatives Services” means all assignments to the Customer at its premises of mechanics, avionic engineers, spares specialists and/or other specialists on a medium to long-term basis.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall indemnify and hold harmless the Seller, from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for all injuries to or death of persons (excepting injuries to, or death, of the Seller’s representatives) and for loss or damage to property and/or loss of use thereof howsoever arising out of or in connection with any Seller Representatives Services.

The Seller shall, except in the case of wilful misconduct and/or gross negligence of the Customer, its directors, officers, agents, subcontractors and/or employees, be solely liable for and shall indemnify and hold harmless the Customer, its directors, officers, agents and employees from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for all injuries to, or death of, the Seller’s representatives in connection with any Seller Representatives Services.

Indemnities Relating to Engineering and Technical Assistance Services

“Engineering and Technical Assistance Services” means all engineering and technical assistance services provided by the Seller to the Customer.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall or shall cause the Operator/Owner to indemnify and hold harmless the Seller, from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees), for injury to or death of any person (excluding directors, officers, agents and employees of the Seller) and/or for loss of or damage to any property (including the aircraft on which the Services are performed) and/or for loss of use thereof arising out of, caused by or in any way connected with any Engineering and Technical Assistance Services.

Indemnities Relating to Software

Indemnities related to the supply of software shall be governed by the terms and conditions stated in the “End-User License for Airbus Software” available in the CSC.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 28/32

Indemnities relating to Products and Services, other than those stated in the previous indemnities provisions of this clause 8

The Customer shall, except in the case of wilful misconduct and/or gross negligence of the Seller, be solely liable for and shall indemnify and hold harmless the Seller, from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for injury to or death of any person (excluding the directors, officers, agents or employees of the Seller) and/or for loss of and/or damage to any property (including the aircraft in connection with which the Products and Services are provided) and/or for loss of use thereof arising out of, caused by or in any way connected with any Products and Services

9	INSURANCE

The Customer shall maintain adequate insurance with respect to the undertakings of the Customer in this Section 9 and shall provide, upon the Seller’s request, certificates of insurance from the Customer’s insurance company, in English, evidencing such insurance coverage, in a form acceptable to the Seller.

For all periods where Services are performed on aircraft, the Customer shall cause the Seller, its Affiliates, their respective sub-contractors, the assignees of each of the foregoing and their respective directors, officers, employees and agents and their respective insurers to be named as additional insured under the Customer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils (such insurance shall include the AVN52E Extended Coverage Endorsement (aviation liabilities) or any further Endorsement replacing AVN52E as may be available as well as coverage in respect of War and Allied Perils Third Parties Legal Liabilities insurance) to the extent of the Customer’s undertaking hereunder.

With respect to the Customer’s Hull All Risks and Hull War Risks and Allied Perils insurance, the Customer shall cause the insurers of the Customer’s hull insurance policies to waive all rights of subrogation against the Seller, its Affiliates, their respective sub-contractors, the assignees of each of the foregoing and their respective directors, officers, employees and agents and their respective insurers to the extent of the Customer’s undertaking hereunder.

Any applicable deductible shall be borne by the Customer with respect to the above policies. The Customer shall furnish to the Seller, not less than seven (7) working days prior to the start of any Services performed on aircraft, a certificate of insurance compliant with the above provisions and certifying that such policies have been endorsed as follows: (i) the Customer’s policies shall be primary and non-contributory to any insurance maintained by the Seller; (ii) such insurance shall not become ineffective, cancelled, or coverage decreased or materially changed except on seven (7) days’ prior written notice thereof to the Seller ; and (iii) under any such cover, all rights of subrogation against the Seller have been waived to the extent of the Customer’s undertaking hereunder.

Should the Customer not be the Operator/Owner, the Customer shall ensure that the Operator/Owner complies with all obligations specified in connection with the above insurance requirements.

“Operator/Owner” means the operator and/or the owner, as applicable, of the aircraft on which the Service is performed or for installation in, or with respect to, which a Product is delivered.

10	SOFTWARE

In the event that Products and Services to be supplied to the Customer include the provision of software, it is hereby agreed that the “End-User License for Airbus’ Software”, published in the CSC shall govern the use of said software.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 29/32

11	CONFIDENTIAL AND PROPRIETARY INFORMATION

All proprietary information contained in the Products and Services and their respective documentation, including but not limited to patent, copyright, drawings, formulae, data, model, descriptions studies, codes and/or other information relating to the design, assembly, composition, manufacture, performance, application, or operation of the Products and Services, and/or any information marked as “Proprietary”, “Confidential” or with some other similar marking or denomination or all information that the Customer knows or should reasonably know is confidential (collectively the “Confidential Information”) are and will remain the exclusive property of the Seller and/or its Affiliates as the case may be. Those proprietary rights will also apply to any translation into a language or languages or media that may be performed or caused to be performed by the Customer, if so authorised by the Seller.

The supply of the Confidential Information will not be construed as a further right for the Customer to design or manufacture any aircraft or part thereof or spare part. Whenever the Seller authorises the Customer to manufacture certain items, such authorisation shall not be construed as express or implicit approval of the Customer and/or of such manufactured items.

The Customer shall limit access to Confidential Information to its employees solely having a need to know and shall not use it for any other purposes than those for which the Confidential Information has been communicated.

Confidential Information is supplied to the Customer for the sole use of the Customer who shall not disclose it or any part thereof to any third party without the prior written consent of the Seller, save as permitted herein. Nevertheless, when disclosure of Confidential Information is required pursuant to any mandatory government or legal requirement imposed upon the Customer, the Customer shall give the Seller prompt notice of any such request for disclosure, in due time, so that the Seller may seek an appropriate protective order.

The Customer shall protect the Confidential Information with, at least, the same degree of care as it uses to protect its own Confidential Information, but in no instance shall such standard be less than reasonable care for highly sensitive data.

Data pertaining to the operation, maintenance, configuration and/or modification of aircraft that are made available to the Seller in the frame of the supply of the Products and Services can be shared by the Seller with its Affiliates, suppliers, co-contractors, partners, advisors and agents, bound by confidentiality obligations, who can, as can the Seller, and until otherwise notified by the Customer by registered mail to the Seller,  use, analyse, aggregate, process, duplicate, transfer, modify, combine those data with other data and develop derivative works with such data, including for other purposes than the provision of the Products and Services. The provision of data to the Seller shall not be construed as relieving the Customer from any liability with respect to the aircraft, notably their operation, maintenance, airworthiness and with respect to the use of the data generated by such aircraft. Subject to applicable laws, regulations and contracts, the Seller shall in particular be under no obligation to analyse any data and/or make reports to the Customer, the operator and/or the owner of the aircraft.

12	COMPLIANCE WITH LAWS RULES AND REGULATIONS

The Customer represents and warrants that it complies, and covenants that it will comply and will cause its affiliates, employees and agents involved with the transactions contemplated hereby to comply, with all applicable laws, rules and regulations in force and will not take, or omit to take, any action that would subject the Seller to liability under such laws rules and regulations. For the purposes of this Section, such laws, rules and regulations include, but are not limited to: (i) the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed under the auspices of the OECD on December 17, 1997,and ratified by France, and, in particular, the prohibitions, obligations and sanctions provided for in the Convention, (ii) the laws, regulations, orders, decisions and other provisions having the force of law implementing the Convention, (iii) any other similar laws, regulations, orders, decisions and other provisions having the force of law, and (iv) laws, regulations, orders, decisions and other provisions having the force of law whose aim is to combat bribery, money laundering and corruption.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 30/32

13	EXPORT CONTROL LAWS AND REGULATIONS

The Customer acknowledges that the Products, including but not limited to commodities, technology and software, and/or Services to be provided by the Seller under the Terms may be subject to export control laws and regulations, and any supply or use of such Products and/or Services contrary to such laws and regulations is prohibited.

The Customer shall indemnify and hold the Seller harmless against any losses, damages, fees or monetary sanctions imposed as a result of Customer’s failure to comply with any applicable export control law or regulation.

14	FORCE MAJEURE

The Seller shall not be responsible for any delays or interruption in the performance or non-performance or incorrect performance of any Binding Order and more generally of any of its obligations hereunder due to any event which is beyond the Seller’s control, including but not limited to: acts of God or the public enemy, natural disasters, fires, floods, explosions or earthquakes, serious accidents, total or constructive total loss; any law, decision, regulation, directive or other act of any government or of the EC authorities or of any department, commission, board, bureau, agency, court; any regulation or order affecting the supply of Products and Services ; war, riots, failure of transportation, strikes or labour troubles causing cessation, slowdown or interruption of work, delay after due and timely diligence to procure materials, accessories, software, equipment, parts and documentation.

15	ASSIGNMENT

The Customer shall not assign an Order or any interest therein or any rights thereunder (including the right to receive delivery) without the prior written consent of the Seller. The Seller shall be entitled to assign or transfer all or part of any Binding Order to any Affiliate, without further formalities and without remaining liability as from the assignment or transfer date.

16	SEVERABILITY

Any provision of the Terms that is prohibited by or unlawful or unenforceable under any applicable mandatory law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from the Terms and rendered ineffective so far as is possible without modifying the remaining provisions. The Parties agree to replace, so far as practicable, any provision which is prohibited, unlawful or unenforceable with another provision having substantially the same effect (in its legal and commercial content) as the invalid provision, but which is not prohibited, unlawful or unenforceable. The invalidity in whole or in part of any provisions of the Terms shall not void or affect the validity of any other provision.

17	NO WAIVER

The failure of either Party to enforce at any time any of the Terms or to require performance of the same by the other Party shall in no way be construed to be a present or future waiver of the relevant Terms.

18	GOVERNING LAW

The Terms shall be governed by, subject to and construed and the performance thereof shall be determined in accordance with the laws of France. Any dispute arising out of the Terms shall be submitted to the exclusive jurisdiction of the commercial courts of Paris, France.

Issue April 2017

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 31/32

APPENDIX H

CUSTOMER’S INPUT DATA FOLLOW-UP

**CONFIDENTIAL INFORMATION - REDACTED**11

11 Confidential Information has been omitted from this Agreement and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Turnkey Agreement AIRCOM ref CT1802797	April 2018 Page 32/32